EXHIBIT 99.1

Arbutus Announces Multiple Abstracts Highlighting Imdusiran Data Accepted for Presentation at AASLD - The Liver Meeting® 2024

WARMINSTER, Pa., Oct. 15, 2024 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS), (“Arbutus” or the “Company”) a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop a functional cure for people with chronic hepatitis B virus (cHBV) infection, today announced that clinical data with imdusiran, an RNAi therapeutic, will be highlighted in four poster presentations at the American Association for the Study of Liver Diseases (AASLD) – The Liver Meeting® 2024, scheduled from November 15-19, 2024 in San Diego, CA. This includes two late-breaking posters with imdusiran data from the IM-PROVE I and IM-PROVE II Phase 2a clinical trials.

Regular Abstracts Accepted as Poster Presentations
Presentation Title: Soluble Immune Biomarker Profiling of Chronic Hepatitis B Subjects Treated with Imdusiran in Combination with Pegylated Interferon (IFN) Alfa Reveals Phases of Immune Activation
Presenter: Emily Thi, Senior Director, Immunobiology and Biomarkers Research, Arbutus Biopharma
Date and Time: November 15, 2024, 8:00 am - 5:00 pm PT
Key Findings: Imdusiran treatment in combination with IFN was associated with distinct phases of soluble immune biomarker signatures. Immune biomarkers associated with Th1 immune activation and regulation of inflammation were observed in subjects during imdusiran lead-in, coinciding with the establishment of a plateau in HBsAg reduction. Secondary transient elevations of these immune biomarkers were observed to occur during IFN treatment and were followed by appearance of Th2 immune biomarker signatures that were associated with HBsAg seroconversion.

Presentation Title: HBV Target Site for the RNA Interference Therapeutic Imdusiran is Highly Conserved in Chronic Hepatitis B Subjects
Presenter: Emily Thi, Senior Director, Immunobiology and Biomarkers Research, Arbutus Biopharma
Date and Time:   November 15, 2024, 8:00 am - 5:00 pm PT
Key Findings: The imdusiran target site is highly conserved in baseline samples from cHBV subjects enrolled in imdusiran clinical studies assessed to date. In vitro testing in an HBV cell-based model confirmed retention of imdusiran activity against tested variants, suggesting that these single nucleotide polymorphisms (SNPs) have no apparent influence on HBsAg declines in subjects treated with imdusiran. Imdusiran has demonstrated clinical activity against HBV genotypes A-E.

Arbutus intends to make the poster presentations available on its website on November 15, 2024. At that time, posters can be accessed through the Publications section at https://www.arbutusbio.com/publications/.

About Imdusiran (AB-729)

Imdusiran is an RNA interference (RNAi) therapeutic specifically designed to reduce all HBV viral proteins and antigens including hepatitis B surface antigen, which is thought to be a key prerequisite to enable reawakening of a patient’s immune system to respond to the virus. Imdusiran targets hepatocytes using Arbutus’ novel covalently conjugated N-Acetylgalactosamine (GalNAc) delivery technology enabling subcutaneous delivery. Clinical data generated thus far has shown single and multiple doses of imdusiran to be generally safe and well-tolerated, while also providing meaningful reductions in hepatitis B surface antigen and hepatitis B DNA. Imdusiran is currently in multiple Phase 2a clinical trials.

About HBV

Hepatitis B is a potentially life-threatening liver infection caused by the hepatitis B virus (HBV). HBV can cause chronic infection which leads to a higher risk of death from cirrhosis and liver cancer. Chronic HBV infection represents a significant unmet medical need. The World Health Organization estimates that over 250 million people worldwide suffer from chronic HBV infection, while other estimates indicate that approximately 2.4 million people in the United States suffer from chronic HBV infection. Approximately 820,000 people die every year from complications related to chronic HBV infection despite the availability of effective vaccines and current treatment options.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics with distinct mechanisms of action, which can potentially be combined to provide a functional cure for patients with chronic hepatitis B virus (cHBV). We believe the key to success in developing a functional cure involves suppressing HBV DNA, reducing surface antigen, and boosting HBV-specific immune responses. Our pipeline of internally developed, proprietary compounds includes an RNAi therapeutic, imdusiran (AB-729), and an oral PD-L1 inhibitor, AB-101. Imdusiran has generated meaningful clinical data demonstrating an impact on both surface antigen reduction and reawakening of the HBV-specific immune response. Imdusiran is currently in two Phase 2a combination clinical trials. AB-101 is currently being evaluated in a Phase 1a/1b clinical trial. For more information, visit www.arbutusbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include statements about the potential to lead to a functional cure for HBV, our future development plans for our product candidates; the expected results of our clinical development plans and clinical trials with respect to our product candidates; our expectations with respect to the release of data from our clinical trials and the expected timing thereof; and the potential for our product candidates to achieve success in clinical trials.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical studies and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors and Media
Lisa M. Caperelli
Vice President, Investor Relations
Phone: 215-206-1822
Email: lcaperelli@arbutusbio.com